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                                                                     EXHIBIT 5.1


                     [JONES, WALKER, WAECHTER, POITEVENT,
                    CARRERE & DENEGRE, L.L.P. LETTERHEAD]




                                August 29, 1997


UNIFAB International, Inc.
5007 Port Road
New Iberia, Louisiana 70562

         RE:      UNIFAB International, Inc.
                  Registration Statement on Form S-1
                  $51,796,000 of Common Stock

Gentlemen:

         We have acted as your counsel in connection with the preparation of a registration statement on Form S-1 (Registration Statement No. 333-31609), as amended by Amendments No. 1 and 2 thereto (as amended, the "Registration Statement"), filed by UNIFAB International, Inc. (the "Company") with the Securities and Exchange Commission, relating to the registration of the sale of up to $51,796,000 of shares of Common Stock, $.01 par value per share (the "Shares"), of the Company.

         In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold upon the terms described in the Registration Statement, will be legally issued and outstanding, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,



                                         /s/ JONES, WALKER, WAECHTER, POITEVENT,
                                             CARRERE & DENEGRE, L.L.P.
                                         JONES, WALKER, WAECHTER, POITEVENT,
                                               CARRERE & DENEGRE, L.L.P.